ZHAGRUS ENVIRONMENTAL, INC.

                         REMEDIATION AND WASTE DISPOSAL
                                   AGREEMENT


     THIS AGREEMENT made and entered into as of this 29th day of July, 1997, by and between ZHAGRUS ENVIRONMENTAL, INC., a Utah corporation, having its general offices at 46 West Broadway, Suite 240, Salt Lake City, Utah 84101 (hereinafter called "Zhagrus") and KENTUCKY ELECTRIC STEEL, INC., having its general offices at U.S. Route 60, Coalton, Kentucky, 41102 (hereinafter called "Customer").

                                    RECITAL:

     A. Customer owns certain property and premises commonly known as and located near Ashland, Kentucky (hereinafter called "the Site") and certain waste materials (hereinafter called "Waste Material") located at the Site and as identified in Schedule "A,", attached hereto and made a part hereof. Customer desires that Zhagrus, an affiliate under common control of Envirocare of Utah, Inc. (hereafter called Envirocare ) perform, or cause to be performed by its subcontractors, certain work and services (hereinafter called "The Work"), as more particularly described in Schedule "B," attached hereto and made a part hereof, including the disposal of said Waste Material at that certain waste disposal facility at Clive, Utah (hereinafter called "The Facility) owned and operated by Envirocare. Envirocare is under contract with Zhagrus for the treatment, and disposal of the Waste Material.

     B. Attached hereto, reviewed by Customer, and made a part hereof is Envirocare's license #UT2300249, with amendments, issued by the State of Utah, and which permits Envirocare to handle and dispose of the Waste Material. With regard to Waste Material identified in Schedule "A" to be delivered for both treatment and disposal, there is additionally attached hereto that certain statement of issuance of Mixed Waste Permit UTD982598898, with amendments, issued by the State of Utah, and which permits Envirocare to handle and treat such Waste Material. Said license and statement of issuance of Mixed Waste Permit are hereinafter collectively called "Envirocare's License."

     C. Zhagrus is capable of performing and/or obtaining the performance of The Work and acknowledges the toxic nature and physical characteristics of the Waste Material, as described in Schedule "A," and is willing to provide or cause to be provided all of The Work, including disposal of the Waste Material and, where necessary, the treatment of the Waste Material for disposal, pursuant to all applicable governmental laws, rules and regulations (hereinafter collectively called the "Regulations") and this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Customer hereby engages Zhagrus to perform and provide and Zhagrus does hereby agree to so perform and provide The Work as described in this Agreement and upon the terms and conditions as herein set forth.

     1.    SCOPE OF WORK.   Zhagrus shall perform or cause to be performed
The Work as described in Schedule "B" and, except with Customer's written consent, without modification or deviation.

     2.    COMPLETION OF WORK.   Time is of the essence to all aspects of
this Agreement.  All Waste Material shall  be removed from the Site on or
before August 12, 1997.   All tasks comprising The Work shall be completed
on or before the dates set forth in Exhibit B.

     3.  WASTE MATERIAL.

     (a) The Waste Material with regard to which Zhagrus is to perform The Work is of the type and in the estimated quantities set forth in Schedule "A." The Components comprising the Waste Material and the parameters that are acceptable to Envirocare are also set forth in Schedule A. Zhagrus shall ship the Waste Material for disposal only at The Facility. Zhagrus shall have no obligation to ship or deliver to The Facility any waste material which does not in fact conform to and/or comply with Schedule "A" of this Agreement. If prior to shipment of the Waste Material from the Site Zhagrus discovers Nonconforming Material (as defined in paragraph 5), it will, as soon as reasonably possible after discovery, give to Customer a written notice of the characteristics, conditions and circumstances which Zhagrus believes constitutes such nonconformity. If Zhagrus is required to reasonably excavate, handle, move, load or store Non-conforming Material at the Site in order to have access to the Waste Material and properly perform The Work, Zhagrus shall then prepare and submit to Customer a proposed written change order identifying the additional work required to so handle the Nonconforming Material and the price to be paid by Customer in consideration for the performance of that additional work. Said additional work shall not be undertaken until a written change order has been agreed to and signed by Zhagrus and Customer.

     (b) Zhagrus shall not mix or otherwise combine the Waste Material with any other material or products from any other party or source, load the same for shipment, or ship the same to Envirocare.

     4.    TREATMENT.   Zhagrus will  secure all treatment of  any Waste
Material identified in Schedule "A" that must be treated to meet Land Disposal Restrictions.

     5.    NONCONFORMING WASTE MATERIAL.   Zhagrus shall have no obligation
to ship or deliver to The Facility any waste material which does not in fact conform to and/or comply with Envirocare's License, the Regulations, and Schedule "A" of this Agreement. The Waste Material evaluation report (the "Report") to be delivered to Customer pursuant to Schedule "D" shall include a list of the components comprising the Waste Material tested for the Report . Upon receiving notification from Envirocare that waste material received at the Facility contains a component beyond the acceptable parameters set forth in Schedule A or components not listed on the Schedule A and which may not be legally disposed of at The Facility ("Nonconforming Material"), Zhagrus shall give written notification thereof to Customer, including identification of the Nonconforming Material.
Except as limited or precluded by action or demand of governmental regulatory authority, said notification to Customer shall be given not less than five (5) working days after receipt of notification from Envirocare. Zhagrus contract with Envirocare shall provide that, in the event that Envirocare discovers any such Nonconforming Material, then Envirocare, at its sole option: (1) may, at no additional cost to Customer, perform treatment or further treatment of the Nonconforming Material so to permit disposal, (2) may remove or cause any Nonconforming Material to be removed and returned to Customer, or (3) may demand that the Customer remove or cause the Nonconforming Material to be removed as soon as reasonably possible. Said Agreement shall provide that Envirocare shall not exercise any of said options unless it gives not less than ten (10) working days' prior notice to Zhagrus and to Customer, except where limited or precluded
by action or demand of governmental regulatory authority.   Any  fines and
penalties levied against Envirocare and generated by Nonconforming Material and all costs, expenses and/or fees for or resulting from the receipt of said Nonconforming Material and the preparation for removal and/or removal of the same, including analysis and handling of the same, shall be paid by Customer without regard to whether removal is made or caused to be made by Envirocare or by Zhagrus. Customer shall make payment of all reasonable costs, expenses and fees in transporting and preparing to transport the Nonconforming Material from The Facility to the Site. If the return of the Nonconforming Material to the Site is arranged for by Envirocare or Zhagrus, it shall be transported by such means of transportation as Zhagrus shall reasonably select after prior consultation with Customer. The Contract Price (as defined in paragraph 19) shall be reduced by *** ******* ******* ********* per cubic foot of Nonconforming Material which is not disposed of by Envirocare.

     6.    DEVELOPMENT AND COMPLETION OF WORK PLAN.

     (a) Zhagrus shall prepare all necessary work and safety plans for performance of the Work including, without limitation, those described in Schedule B and shall obtain the approval of the plans by Customer and by Kentucky regulatory authorities prior to the commencement of The Work.

     (b) As soon as reasonably possible after Zhagrus determines that The Work has been completed in full in accordance with this Agreement, it shall notify Customer in writing of the completion.

     7.    PACKAGING.   Zhagrus shall be responsible for all rolloffs,
packages and containers (hereinafter collectively referred to as
 Containers ) and rail cars for shipment of Waste Material to The Facility and warrants their compliance with the Regulations, including 49 CFR regulations for radioactive material, and all rules, laws and ordinances which may be applicable to the safety, packaging, storage, transportation, and decontamination of such rail cars and Containers.

     8.    TRANSPORTATION AND DELIVERY.   Zhagrus shall transport and
deliver the Waste Material or cause it to be transported and delivered to The Facility in accordance with the Regulations. Zhagrus shall be responsible for ********* after ***** **** days after shipment from the Site on all rail cars and shall return at no additional cost to Customer all rail cars after decontamination. In the event that the gross weight of any railcars loaded by Customer (#251586, #242134, #259564, #253912)
exceeds the maximum gross weight limitation of the railroad, Customer shall reimburse Zhagrus its cost for offloading and repackaging sufficient Waste Material from any overweight railcar to meet the railroad s gross weight limitation. In no event, however, shall the total amount of this reimbursement exceed *** ******* ******** Dollars ($**********).

     9.    CUSTOMER INITIAL CLASSIFICATION OF WASTE MATERIAL.   Customer
shall supply Zhagrus with results of Customer's initial sampling, testing and classification, together with results of any testing, sampling and other classification of the Waste Material received by Customer from other persons and entities. The information provided by Customer is so provided only for information purposes and shall not be by way of substitution or in lieu of sampling and testing to be performed by Zhagrus.

     10.   ZHAGRUS PERSONNEL - TRAINING AND COMPLIANCE.   Zhagrus shall
insure that all of its personnel engaged in the performance of The Work are properly trained in the performance of their duties, the use of equipment entrusted to them in the performance of those duties, and applicable chain-of-custody procedures. Laboratories used by Zhagrus with regard to applicable testing and sampling shall have a documented Quality Assurance Program in compliance with United States Environmental Protection Agency Guidance Document QAMS-005/80 and shall perform their services regarding The Work in compliance therewith.

     11. QUALITY CONTROL OF THE WORK. Zhagrus shall provide for a full-time on-site inspector during all work on the Site. On-site inspections shall be conducted on not less frequently than twice daily during The Work on the Site to verify compliance with this Agreement and with the Regulations, including all health and environmental requirements, and shall be documented in Zhagrus files. Upon written request by Customer, results of these inspections shall be provided to Customer and such other persons and entities as Customer may reasonably require. Zhagrus shall review all aspects of The Work and all daily reports to verify that the work is in compliance with this Agreement and shall promptly note and correct any variances and discrepancies.

     12.   PROTECTION OF THE SITE - LIENS.   During the time of the
performance of The Work, Zhagrus shall adopt and implement appropriate policies and procedures for the protection of the Site from unauthorized entry and vandalism and injury to persons or property resulting therefrom and shall require its subcontractors engaged in any of The Work at the Site to implement and follow similar policies and procedures. Zhagrus shall maintain the Site free and clear of all liens, claims or encumbrances of any type or description arising out of the failure of Zhagrus and any of its subcontractors to make timely and proper payment for labor and materials provided at the Site.

     13.   SAFETY.   All Zhagrus personnel working at the Site shall meet
and comply with all safety standards and requirements imposed by applicable federal, state and local laws and ordinances. Zhagrus shall require that its subcontractors engaged in the performance of The Work at the Site require compliance by their personnel at the Site.

     14.   REPORTS - RECORDKEEPING.   All reports prepared by Zhagrus,
Envirocare, or any subcontractor during the performance of The Work shall be maintained for a minimum of seven years after completion of The Work. The reports shall be made available upon reasonable notice and at reasonable times for inspection by Customer and any governmental entity, person or other entity to whom Customer is legally or contractually obligated with regard to The Work. All of those entitled to inspect the reports shall be provided a copy of the same by Zhagrus upon request. At intervals of not less than every 30 days, Zhagrus shall prepare and submit to Customer Work Completion Reports, which shall include a description of The Work completed, The Work planned for the next 30 days, a description of any problems encountered, any actual or anticipated delays, the results of all sampling, testing and other data received or produced by Zhagrus during the course of The Work, and any work performed which Zhagrus has determined as not having been in compliance with this Agreement. Within 30 days of completion of The Work, Zhagrus shall prepare and submit to Customer a final Work Completion Report, which shall include a narrative description of all The Work performed, the actual work performed, including actual commencement and completion dates, and a certification that The Work has been completed in accordance with the Regulations, all laws, this Agreement and any modifications agreed to by Customer in writing.

     15.   LICENSES AND PERMITS.   Zhagrus shall obtain, or cause to be
obtained, all local, state and Federal licenses and permits required from each governmental body having jurisdiction over the Site, the work at the Site, and the transportation of the Waste Material to The Facility and shall perform The Work in compliance therewith.

     16.   COMPLIANCE WITH LAW.   Zhagrus shall comply with the Regulations
and all applicable federal, state and local laws, ordinances and requirements, including but not limited to, the provisions of the Fair Labor Standards Act of 1938, as amended, and shall require compliance by its subcontractors with the Regulations and all federal, state and local laws, ordinances and requirements applicable to said subcontractors with regard to The Work and the Waste Material.

     17.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

     ZHAGRUS.   Zhagrus acknowledges the toxic nature and physical
characteristics of all of the Waste Material identified in Schedule "A." It represents, warrants and agrees that (1) it shall cause that scientifically and legally accepted standards and procedures be used for treatment of any Waste Material to be treated, (2) it shall perform its services in compliance with this Agreement and the Regulations and (3) The Facility has been duly licensed by the State of Utah and the United States Environmental Protection Agency for receipt and disposal of the Waste Material and for treatment of Waste Material, if any, identified in Schedule "A" as to be delivered for both treatment and disposal.
     CUSTOMER.   Customer represents and warrants that (1) it has title to
the Site and the Waste Material and has authority to make this Agreement, and that (2) Exhibit A is an accurate description of the Waste Material.

     18.   INDEMNIFICATION.   Customer shall indemnify, defend and save
harmless Zhagrus and Envirocare and their officers, directors, employees, and agents, against any and all liability whatsoever, including all costs, expenses, and/or attorney's fees, which may arise out of any negligent act or omission of Customer. In addition to and not in lieu of the insurance provisions contained in paragraph 21, Zhagrus shall protect, indemnify and hold harmless, Customer and any of its employees, workmen, servants or agents ( Covered Parties ) of and from any claim, loss, cost, damage or expense arising from:

     (a) Any and all claims which may be made against Customer or any Covered Parties by reason of injury or death to person, or damage to property, suffered, or claimed to have been suffered, by any person, firm, corporation, or other entity, caused by, or alleged to have been caused by, any negligent act or omission of Zhagrus or any subcontractor retained by or through Zhagrus or of any of their employees, workmen, servants or agents.

     (b) Any and all damage to the property of Customer, or any Covered Parties, including but not limited to property occupied or used by or in the care, custody or control of Zhagrus, caused by, or alleged to have been caused by, any negligent act or omission of Zhagrus, any subcontractor retained by or through Zhagrus or of any of their employees, workmen, servants or agents.

     (c) Any and all claims and demands which may be made against Customer, or any Covered Parties, by reason of any infringement or alleged infringement of any patent rights or claims caused by or alleged to have been caused by the use of any materials or equipment furnished or used by Zhagrus or any subcontractor retained by or through Zhagrus.

     (d) Any and all penalties imposed on account of the violation of any Regulation or law by Zhagrus or any subcontractor retained by or through Zhagrus or any of their employees, workmen, servants or agents.

The indemnification required herein shall survive termination or expiration of this Agreement and shall continue in force and effect beyond the term of this Agreement. The indemnification contained herein is perpetual and shall not be terminated nor in any manner reduced without the written consent of Zhagrus and Customer.

     19.   PAYMENT.

     (a) In consideration of Zhagrus performing and providing all The Work as herein agreed to be performed and provided by Zhagrus, Customer shall make payment to Zhagrus the total contract price (********* ******) of *** ******* **** ******* ******** Dollars ($************) as set forth in
Schedule "C," which is attached hereto and by reference made a part hereof as to volumes which were situated on Site as of June 11, 1997. The
Contract Price shall *** ** ******** if the volumes estimated in Schedule A (or elsewhere in this Agreement) prove to be incorrect or inaccurate.

     (b) Zhagrus shall submit applications for payment to Customer in the amounts and upon completion of the tasks ( Tasks ) set forth in Schedule C and shall keep copies of said invoices for a period of at least three years as a partial record of the performance of The Work. All invoices shall be due and payable by Customer within 30 days of receipt by Customer. Any payment not received at Zhagrus place of business within 30 days of receipt of invoice shall accrue interest on the delinquent amount 30 days from the date the invoice was received at one and one-half percent (1.5%) per month (but not to exceed the lawful applicable rate). Said interest is payable at the time of the delinquent payment. Failure to pay invoices for completed tasks within 30 days of receipt shall constitute a material breach of this Agreement.

     20.   TITLE TO WASTE MATERIAL.   Upon Zhagrus accepting and taking
possession at the **** for ************** of the Waste Material, title, risk of loss, and all other incidents of ownership to the Waste Material
shall thereupon be held by Zhagrus or Envirocare.   Pursuant to paragraph
18, Zhagrus shall indemnify and defend Customer against any claims arising from the handling, treatment, storage and disposal of the Waste Material by Zhagrus and Envirocare. Customer shall have no right to recovery of any material contained in the Waste Material nor any credit for its potential value. Customer shall nevertheless remain obligated in accordance with paragraph 5 above with regard to Nonconforming Material.

     21.   LIABILITY COVERAGE.   Zhagrus shall maintain, at its expense, at
least the following liability insurance coverage during the time that it is performing or providing for the performance of The Work under this Agreement.

           COVERAGE                              LIMITS

     (a)   Workman's Compensation           Statutory
     (b)   Employer's Liability             $1,000,000 each occurrence
     (c)   General Liability                $5,000,000 each claim
           (Bodily Injury and               $5,000,000 aggregate limit
            Property Damage)
     (d)   Sudden and Non-Sudden            $4,000,000 each loss
           Pollution Liability              $8,000,000 total for all losses
     (e)   Automotive Liability             $1,000,000 combined single
           (Bodily Injury and               limit
            Property Damage)

Customer shall be named as an additional named insured on Zhagrus general liability policy, with provision for notice to Customer of any overdue or unpaid premium and notice to Customer of any proposed cancellation.
Zhagrus agrees to furnish certificates of insurance prior to commencing The Work and, thereafter, upon request.

     22. FORCE MAJEURE. The performance of this Agreement, except for the payment of money owing for work and services actually rendered hereunder, may be suspended by either party in the event of national defense requirements, any act of God, war, riot, fire, explosion, accident, flood, sabotage, an order directive or request of an authorized governmental agency (including the Northwest Interstate Compact Commission) that delivery, transportation, acceptance, treatment, or disposal of the Waste Material be suspended or terminated, the lack of adequate fuel, power, any material noncompliance by the other party with the Regulations, governmental requirements, law, regulations, orders or actions. Any refusal of CSX Transportation, Inc. to accept any of the four railcars loaded by Customer (#251586, #242134, #259564, #253912) for transportation from the Site shall be considered an item of force majeure, provided any such refusal is not caused by an act or omission of Zhagrus.

     23. INDEPENDENT CONTRACTOR. Zhagrus and Customer are each separate entities. Neither of them, nor their employees or agents, shall be deemed to be employees or agents of the other. Notwithstanding the foregoing, Customer shall have the right to approve all subcontractors of Zhagrus.

     24. WAIVER. Any waiver by either party of the breach of any provision or condition of this Agreement shall not be construed or deemed to be a waiver of a subsequent breach of the same provision or condition, unless such waiver be expressed in writing and signed by the party to be bound.

     25. NOTICE. Any notice, communication or statement required or permitted to be given hereunder shall be in writing and deemed to have been sufficiently given when delivered in person or by mail, postage prepaid, or by telefax machine addressed as follows:

     CUSTOMER: Kentucky Electric Steel, Inc.
               P. O. Box 3500
               Ashland, Kentucky, 41105-3500
               ATTENTION: Mr. Travis Bailey  Telephone #(606) 929-1330
                                             Telefax #(606) 929-1324
               with copy to:

               Mr. William H. Jones, Jr.     Telephone #(606) 329-2929
               P.O. Box 1111                 Telefax #(606) 329-0490
               Ashland, Kentucky  41105-1111

     ZHAGRUS   Zhagrus Environmental, Inc.
               46 West Broadway, Suite 240
               Salt Lake City, Utah  84101
              ATTENTION: Mr. Charles A. Judd Telephone #(801) 532-1330
                                              Telefax  #(801) 537-7345

or at such other address as a party shall hereafter, in writing, direct.

     26. TERMINATION/SUSPENSION. Notwithstanding any language to the contrary contained herein, if either party is in default under this Agreement, the other party may, at its sole election, (1) waive any such default on such terms as the parties shall agree; (2) suspend further performance under this Agreement; or (3) declare the defaulting party in default of this Agreement. Either party may terminate this Agreement by notice in writing in the event that the other party either is in default of this Agreement and continues in default for a period of ten (10) days after receipt of written notice to cure said default; makes an assignment for the benefit of creditors; admits in writing an inability to pay debts as they mature; a trustee or receiver of the other or of any substantial part of the other's assets is appointed by any court; or a proceeding is instituted under any provision of the Federal Bankruptcy Code by the other or against the other, and is acquiesced in or is not dismissed within 60 days, or results in an adjudication in bankruptcy.

     27.   CONFIDENTIALITY.   Zhagrus shall treat as confidential property
and not disclose to others during or subsequent to the term of this Agreement, except as is necessary to perform this Agreement hereunder and then only on a confidential basis satisfactory to Customer, any information, including technical information, experience or data, regarding the Customer s plans, programs, plants, processes, products, disposal costs, equipment, operations, customers and/or the specific contractual terms contained herein which may come within the knowledge of the parties, their officers or their employees in the performance of this Agreement without in each instance securing the prior written consent of the Customer. Zhagrus shall also treat as confidential and shall not disclose to others, except as required by law, governmental rules, regulations and/or orders, information relating to the composition of the Waste Material, any treatment performed and/or the quantity of Waste Material delivered to it by Customer. Zhagrus may disclose to its agents and contractors information relating to the composition, type, treatment and quantity of the Waste Material as required to perform this Agreement, without written authorization from Customer, including but not limited to its general contractor, its laboratories and contractors performing special treatment services. Nothing herein, however, shall prevent either Zhagrus or Customer from disclosing to others or using in any manner information which either party can show:

     (a) Has been published and become part of the public domain other than by acts, omissions, or fault of Zhagrus or Customer or their employees.

     (b) Has been furnished or made known to Zhagrus or Customer by third parties other than those acting directly or indirectly for, or on behalf of, Zhagrus or Customer as a matter of legal right without restriction against disclosure.

     (c) Was in the other party's possession prior to the disclosure thereof by Zhagrus or Customer to each other.

     (d) The information is supplied to a governmental agency pursuant to a legal requirement to do so.

     28.   SURVIVAL.   The representations, warranties, covenants, and
agreements made herein shall survive expiration and/or termination of this Agreement.

     29.   AMENDMENT/ASSIGNMENT.   This Agreement may be amended or assigned
only by the written agreement of the parties. Any assignment in violation hereof is void.

     30. BINDING. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

     31. DEFAULT. In the event any party to this Agreement defaults in any of the covenants or agreements contained herein, the defaulting party shall pay all damages, costs and expenses, including reasonable attorney's fees incurred by the other party in enforcing its rights arising hereunder.

     32.   APPLICABLE LAW.   This Agreement is entered into in the County of
Boyd, State of Kentucky and shall be governed and construed in accordance with the laws of the State of Kentucky.

     33.   HEADINGS AND PARAGRAPH NUMBERS.   Headings and paragraph numbers
have been inserted herein solely for convenience and reference and shall not be construed to affect the meanings, construction or effect of this Agreement.

     34.   COUNTERPARTS.   This Agreement may be executed in any number of
counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     35.   SEVERABILITY.   In the event that any provision of this Agreement
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, the Agreement shall continue in full force and effect without the said provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     36.   ENTIRE AGREEMENT.   This Agreement constitutes the full and
entire understanding and agreement between the parties hereto, and supersedes any language, term, condition, or other provision of any prior written materials, including any request for proposal, and any oral communications between the parties.

           IN WITNESS WHEREOF, Customer and Zhagrus have each caused this Agreement to be executed by its duly authorized representative(s) on the day and year set forth below.



ZHAGRUS ENVIRONMENTAL, INC.       KENTUCKY ELECTRIC STEEL, INC.


By:    S\Larry Shelton            By: S\William H. Gerak
                                        William H. Gerak

Title: Chief Operating Officer    Title: Vice President of Administration

Date signed     7/29/97           Date signed       7/29/97
                (ZHAGRUS)                           (CUSTOMER)

                            GUARANTY

     WHEREAS, Zhagrus is an affiliate of and under common control of Envirocare; and

     WHEREAS, Envirocare is willing to guarantee, as set forth below, the performance of Zhagrus under this Agreement; and

     WHEREAS, Customer would not enter into the Agreement unless Envirocare provides this Guaranty;

     NOW, THEREFORE, as an inducement to Customer to enter into the Agreement, Envirocare agrees as follows:

     1. Envirocare hereby guarantees performance of all the obligations of Zhagrus under the Agreement in accordance with the terms and conditions therein. In the event of breach of any such obligations of Zhagrus or default in the performance, Envirocare shall undertake performance of the obligations of Zhagrus to Customer at such time and in such manner as specified in the Agreement.

     2. Envirocare further agrees that Envirocare waives notice of Zhagrus providing services to Customer and of the amounts and terms thereof, and of all defaults or disputes between Customer and Zhagrus, and of the settlement or adjustment of such defaults or disputes. Envirocare, without affecting Envirocare s liability hereunder, in any respect, consents to and waives notice of all changes in terms, or modifications to the Agreement, extensions of time for performance, the release or change of the whole or any part of the Agreement, any settlement or comprise of differences between the Customer and Zhagrus, or the notice of non-performance under the Agreement.

     3. Envirocare also consents and waives notice of any arrangements for settlements made in or out of court in the event of bankruptcy or any other action for the benefit of creditors of Zhagrus.

     4. Envirocare further agrees that the obligations of Envirocare hereunder are primary and unconditional obligations and cover all existing and future performance or obligations of Zhagrus (and any permitted successors and assigns) under the Agreement, including, but not limited to, the payment of damages to Customer. This obligation shall be enforceable before or after proceeding against Zhagrus and shall be effective regardless of the solvency or insolvency of Zhagrus.

     5. Envirocare further agrees that all liabilities of Zhagrus to Customer under the Agreement shall immediately become the liability of Envirocare should Zhagrus become insolvent or have a receiver, custodian or trustee appointed for same or in the event of filing by Zhagrus of a voluntary or involuntary petition for relief under the bankruptcy laws.

     6. This Guaranty shall, for all purposes, be deemed to be made in and shall be governed by the laws of the Commonwealth of Kentucky and shall be deemed to have been made and entered into and to be performed in Boyd County, Kentucky.

     7. In addition to Envirocare s obligations hereunder, Envirocare agrees to indemnify and hold harmless Customer and any of its employees, workmen, servants or agents of and from the loss, cost, damage or expense arising from the handling, treatment, storage and disposal of the Waste Material by Envirocare. All covenants of indemnity shall survive termination or expiration of the Agreement and this Guaranty.

     8. All written communications provided for hereunder shall be sent by U.S. mail or by facsimile with confirmation by first class mail to:

           GUARANTOR:  Envirocare of Utah, Inc.
                       46 West Broadway, Suite 240
                       Salt Lake City, Utah  84101

                       Telephone # (801) 532-1330
                       Telefax # (801) 537-7345

                       ATTENTION:   Charles Judd

           CUSTOMER:   Kentucky Electric Steel, Inc.
                       P. O. Box 3500
                       Ashland, Kentucky, 41105-3500
                       ATTENTION:  Mr. Travis Bailey

                       Telephone # (606) 929-1330
                       Telefax # (606) 929-1324

                       with copy to:

                       Mr. William H. Jones, Jr.
                       P.O. Box 1111
                       Ashland, Kentucky  41105-1111

                       Telephone # (606) 329-2929
                       Telefax # (606) 329-0490

or to such other address as shall be designated by such party in written notice to the other party.

     9. This Guaranty represents the complete agreement between the parties and incorporates any prior negotiations or agreements between Customer and Zhagrus and between Customer and Envirocare in regard to this Guaranty.

     10. This Guaranty may not be assigned except with the written consent of Customer and Envirocare. This Guaranty shall be binding upon Envirocare s legal representatives and assigns, and shall inure to Customer s benefit and to the benefit of Customer s successors and agreed assigns.

     11. This Guaranty shall not expire or otherwise terminate until January 1, 2010.

     IN WITNESS WHEREOF, Envirocare has executed this Guaranty this   29
day of   July  , 1997.


ENVIROCARE OF UTAH, INC.


By:   S\Charles A. Judd

Title:     President

Date signed     7/29/97
              (ENVIROCARE)

                                  Schedule "A"
                 CUSTOMER:  KENTUCKY ELECTRIC STEEL, INC.


                           _________________________


                       DESCRIPTION OF THE WASTE MATERIAL


The Waste Material to be delivered for treatment and disposal is the Waste Material resulting from the smelting of a radioactive source by Customer in April of 1997 and is described in the Radiological Evaluation Form(s) (EC-0650), the Waste Profile Record Form(s) (EC-0175), and the Physical Properties Evaluation Form(s) (EC-0500) captioned Treatment and Disposal and attached hereto and by reference made a part hereof.

Estimated Physical Characteristics and Volumes:

****** cubic feet of Emission Control Dust  -  K061
 ***** cubic feet of Baghouse Filter Bags
   *** cubic feet of Miscellaneous including Bag Filter Caps, Bag Filter Hardware (bolts, pins, springs), Tyveks, Gloves, Duct Tape, Masslin Towels, Plastic Sheeting, Wood, Plastic Pipe, Respirator Filters, Paper Dust Masks

Container Description      Capacity      Percent Full      Estimated Volume
Railcar #251586            4750 ft3      **                **** ft3
Railcar #242134            4750 ft3      **                **** ft3
Railcar #259564            4750 ft3      **                ****ft3
Railcar #253912            4750 ft3      **                **** ft3
Rolloff #4465              675 ft3       **                *** ft3
Rolloff #4340              675 ft3       **                *** ft3
Rolloff #1804              675 ft3       **                *** ft3
Trailer #88-590            2576 ft3      **                **** ft3
Trailer #9349              2576 ft3      **                **** ft3
Trailer #CHV 3105-49       2576 ft3      **                **** ft3

                                  Schedule "A"
                                 WASTE PROFILE
                                      AND
                               RANGE DESCRIPTION

      1.  Waste Stream Name:                     Dust, Debris, and DAW
      2.  Volume of Waste Material:              ************* ft3
      3.  Type of Waste:                         Mixed Waste
      4.  Description:
             a.  Color:                          Metallic Oxides/Various
             b.  Odor:                           Earthy/Musty
             c.  State:                          Solid, Powder/dust
      5.  Physical Data:
             a.  Gradation of Material:          12"     50-68%
                                                 4"      30-50%
                                                 1"      20-50%
                                                 1/4"    20%
                                                 1/40"   20%
                                                 1/200"  20%
      6.  Density Range:                         30-90 lbs./ft3
      7.  General Characteristics:                66% soil like
                                                  34% DAW and debris
      8.  Moisture Content:                      Optimum:    N/A
                                                 Average:    0-5%
                                                 Range:      0-10%
      9.  Radiological Isotope:                  Cs-137
             a.  Range:                          ND-2000 pCi/gr
             b.  Average                            1999 pCi/gr
     10.  Analytical Ranges for Toxicity:
             a.  Arsenic:                        ND-50     mg/l
            b.  Barium:                          ND-500    mg/l
            c.  Cadmium:                         ND-100    mg/l
            d.  Chromium                         ND-50     mg/l
            e.  Copper:                          ND-500    mg/l
            f.  Lead                             ND-1000   mg/l
            g.  Mercury                          ND-50     mg/l
            h.  Selenium                         ND-300    mg/l
            i.  Silver                           ND-500    mg/l
            j.  Zinc                             ND-10000  mg/l
     11.  Analytical Ranges for Parameters:
             a.  pH:                             3-12
             b.  Paint Filter Liquids Test:      Pass
             c.  Cyanide/Sulfide:                None Detected
             d.  Ignitability:                   >200 F
     12.  Chemical Composition:
             a.  EAF Dust:                       50-100   %mg/kg
             b.  EAF Filter                      30-50    %mg/kg

                                  Schedule "B"

                    CUSTOMER:  KENTUCKY ELECTRIC STEEL, INC.

              SCOPE OF THE WORK FOR THE PACKAGING, TRANSPORTATION,
               TREATMENT, AND DISPOSAL OF MIXED RADIOACTIVE WASTE
        FROM THE KENTUCKY ELECTRIC STEEL COMPANY'S ASHLAND, KY FACILITY

                                 --------------

     Zhagrus will provide all necessary labor, equipment, services, materials, and other support which is required to characterize, profile, package, load, document, manifest, and transport the Waste Material from the Site and to treat, store and dispose of Customer s Waste Material at the Envirocare of Utah disposal facility in Clive, Utah.

TASK 1 - Preparation for Operations

     A. Repackaging operations will be conducted in a controlled area to prevent release of Waste Material to the environment.

     B. All on-site activities will be conducted under a radioactive material license issued to Zhagrus or its subcontractors. Zhagrus will coordinate with the State of Kentucky to ensure regulatory approval of this activity.

     C. Zhagrus will develop and submit to Customer for its review all required plans and procedures necessary to ensure that all operations are conducted in accordance with applicable regulations (any review by Customer shall not relieve Zhagrus of its obligations to fulfill all its obligations under this Agreement). At a minimum, these plans will include:

                     Site-Specific Health and Safety Plan
                     Project Management Plan
                     Detailed Operating Procedures
                     Waste Characterization and Sampling Plan

     D.    Completion Date:    August 1, 1997.

TASK 2 - Waste Material Characterization

     A. Based on its sampling plan, Zhagrus will collect the necessary waste samples of the Waste Material. Composites of these samples will be analyzed by a Utah certified laboratory to support Envirocare's Waste Characterization requirements. In addition, 5 each 2-pound composite samples will be collected and sent to Envirocare of Utah for analysis. Zhagrus will complete and submit a Pre-Shipment Sample Profile Form (EC-2000) to Customer, as waste generator, for approval.

     B. Zhagrus will also collect and send a mixed waste treatment sample consisting of at least 20 liters (5 gallons) to Envirocare to conduct a waste treatment study. Zhagrus will complete and submit a Pre-Shipment Sample Profile Form (EC-2000) and Treatability Study Sample Certification (EC-1700) to Customer, as waste generator, for approval.

     C. Zhagrus will complete and submit to Customer for review and signature a waste profile package. This package will consist of Radioactive Waste Profile Record (EC-0230), copies of all laboratory analysis, and a copy of laboratory's Utah certification.

     D. Any approval by Customer as waste generator shall not relieve Zhagrus of its obligation and Zhagrus agrees that Customer may rely on Zhagrus characterization of the Waste Material. This reliance shall not be by way of substitution of Customer s knowledge of the Waste Material obtained independent of the Zhagrus characterization of the Waste Material.

     E.    Completion Date:     August 4, 1997.

TASK 3 - Package Waste Material for Shipment

     A. Waste Material which has been previously packaged in metal trailers will be moved to Sea-land containers prior to transport to the Facility.

     B. Bulk Waste Material currently in rolloff containers will be moved onto rail flatbeds.

     C. All Waste Material will be transported by rail to the Facility and all packaging operations will be conducted in such a way as to protect the health and safety of both the workers and general public and to prevent the release of hazardous materials into the environment.

     D.    Completion Date:  August 7, 1997.

TASK 4 - Transportation of Waste Material

     A. Zhagrus will arrange for transportation of this mixed Waste Material from the Site to the Facility. Details on the transport of this material will be provided in the Project Management Plan.

     B. All transport vehicle loading will comply with Department of Transportation regulations to include meeting the blocking and bracing requirements outlined in either the Federal Motor Carrier Safety Regulations or the Federal Railroad Regulations.

     C. Zhagrus will be responsible for preparing and submitting completed transportation documentation to Customer for its review and signature. These transportation documents will include all documents required by federal or state regulations and all documents required by Envirocare to dispose of this Waste Material at the Facility. (Any review and execution of the documentation shall not relieve Zhagrus of its obligations to fulfill all its obligations under this Agreement).

     D.    Completion Date:     August 12, 1997.


TASK 5 - Evaluation, Cleanup, and Release of Storage and Work Areas

     A. After packaging and loading operations, Zhagrus will survey, evaluate, clean up, secure free release for, and certify that the areas and containers, including trailer vans, used for the storage, packaging, and loading of this Waste Material are free of detectable contamination as required by the Regulations. At no additional cost to Customer, waste generated as a result of these cleanup activities will be packaged and transported by Zhagrus to Envirocare's disposal facility.

     B.    Completion Date:     September 1, 1997.

TASK 6 - Treatment and Disposal of Waste

     A. Zhagrus will provide for the treatment of this Waste Material by Envirocare to meet applicable land disposal restrictions and all Regulations.

     B. After treatment, the treated Waste Material will be stored until disposal by Envirocare at the Facility.

     C. All rail cars, rolloffs, and Containers will be decontaminated and certified for free release as being free of detectable contamination as required by the Regulations.

     D.    Completion Date:     September 1, 1998.

                                 Schedule  "C"
                    CUSTOMER:  KENTUCKY ELECTRIC STEEL, INC.
                                 PRICE SCHEDULE
                                   __________

The following charges will apply for The Work described in Schedule "B" which meets each of the requirements of this Agreement:

     A ***** price of Two Million Four Hundred Thousand Dollars
     ($*********) which shall be paid pursuant to the provisions of paragraph 19 of this Agreement and in accordance with the schedule of Work in Schedule B and as follows:

           Upon Completion of:

           Task 1:   $**********
           Task 2:   $**********
           Task 3:   $**********
           Task 4:   $**********
           Task 5:   $**********
           Task 6:   $**********

                                 Schedule  "D"
                    CUSTOMER:  KENTUCKY ELECTRIC STEEL, INC.

                             ______________________


                   WASTE TREATMENT EVALUATION REVIEW SERVICES


The following is a description of the waste treatment evaluation services to be performed by Zhagrus.

     Zhagrus shall evaluate, or cause Envirocare to evaluate, the Waste Material identified in Schedule "A" to determine whether it meets the criteria for acceptance and waste management at The Facility, as set forth in Envirocare's License and the Regulations, and the components and acceptable parameters set forth in Schedule A. The evaluation will include a review of the Radioactive Waste Profile Record Forms EC-0230 and Pre-Shipment Sample Profile Record Form EC-2000. Zhagrus will deliver or cause Envirocare to deliver to Customer a written report on or before January 1, 1998, of the results of the evaluation and which report shall state whether the evaluated samples of the Waste Material reveal any Nonconforming Material (as defined in paragraph 5).